EXHIBIT 10.23(G)

AMENDMENT

TO

EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is made January 10, 2005 by and between Valassis Communications, Inc. (the “Corporation”) and William F. Hogg, Jr. (the “Executive”).

WHEREAS, the Corporation and the Executive entered into that certain Employment Agreement effective as of March 18, 1992, as amended on December 22, 1995, January 20, 1997, December 23, 1998 and January 5, 2001, January 11, 2002, July 8, 2002 and January 13, 2004 (the “Employment Agreement”); and

WHEREAS, the Corporation and the Executive desire to amend the Employment Agreement to extend the term of employment under the Employment Agreement.

NOW THEREFORE, in consideration of the above recitals, the parties hereto agree as set forth below.

1. The first sentence of Section 3(a) of the Employment Agreement shall be amended to read as follows:

“The Executive’s Annual Base Salary (“Annual Base Salary”), payable on a biweekly basis, shall be at the annual rate of not less than $290,000 effective January 1, 2005.”

2. All other terms of the Employment Agreement shall remain in full force and effect.

3. This instrument, together with the Employment Agreement, contains the entire agreement of the parties with respect to the subject matter hereof.

IN WITNESS WHEREOF, the Executive and the Corporation have caused this Agreement to be executed as of the day and year first above written.

VALASSIS COMMUNICATIONS, INC.

By:	/s/ Barry P. Hoffman
Name:	Barry P. Hoffman
Title:	Executive Vice President and Legal Counsel

/s/ William F. Hogg, Jr.
William F. Hogg, Jr.

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